SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington

(State of other jurisdiction of incorporation)

0-10394	91-0864123
(Commission File Number)	(IRS Employer Identification No.)

6464 185th Avenue NE, Suite 101, Redmond, WA 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 881-6444

Not Applicable

(Former name or former address, if changed since last report)

Page 1 of 2 Pages

Item 5.02 (d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Data I/O Corporation compensation arrangement affecting Principal Officers

As previously reported, the Board of Directors of Data I/O Corporation in their regular meeting on October 22, 2008 approved changes to compensation arrangements affecting Principal Officers. As a result of these changes the company’s agreements with its executives were required to be amended and restated.

On December 31, 2008 the company entered into an amended and restated executive agreement with Frederick Hume, its Chief Executive Officer; and Joel Hatlen, its Chief Financial Officer (the “Executive Agreements”). The Executive Agreements make changes relating to severance and change of control benefits as well as technical changes which are designed to make the agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

January 7, 2008	By /s/ Joel S. Hatlen________
Joel S. Hatlen Vice President Chief Financial Officer